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                                                                     EXHIBIT 21

                      ESSEX INTERNATIONAL INC. (DELAWARE)

                        SUBSIDIARIES OF THE REGISTRANT

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
Essex Group, Inc............................................ Michigan
Essex Group, Inc............................................ Delaware
Essex Canada Inc............................................ Delaware
Essex Wire Corporation...................................... Michigan
Diamond Wire & Cable Co. ................................... Illinois
US Samica Corporation....................................... Vermont
Essex Group Export Inc...................................... U.S. Virgin Islands
Interstate Industries Holdings Inc. ........................ Delaware
Interstate Industries, Inc.................................. Mississippi
Essex Group Mexico Inc. .................................... Delaware
Essex Group Mexico, S.A. de C.V. ........................... Mexico
SX Mauritius Holding Inc.................................... Mauritius
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